Exhibit 10.22

TRITON PCS HOLDINGS, INC.
DIRECTOR STOCK AWARD AGREEMENT

     THIS AGREEMENT is made as of this [___] day of [___], 20[___], by and between Triton PCS Holdings, Inc., a Delaware corporation (the “Company”) and [_________] (the “Director”).

W I T N E S S E T H

     WHEREAS, the Board of Directors of the Company (the “Board”), at a duly convened meeting held in [___], 20[_], approved an award to the Director consisting of [___] shares of the Company’s Class A Common Stock (the “Shares”), subject to certain vesting and transferability restrictions as set forth herein (the “Restricted Stock Award”) and the Company’s stockholders approval of the Triton PCS Holdings, Inc. Directors’ Stock and Incentive Plan (the “Plan”) at the [___] Annual Meeting of Stockholders;

     WHEREAS, the Company’s stockholders approved the Plan at the [___] Annual Meeting of Stockholders; and

     WHEREAS, as a final condition of the grant of the Restricted Stock Award, the Director is required to execute this Restricted Stock Award Agreement (this “Agreement”).

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. Grant of Restricted Stock Award. Effective as of the date of this Agreement (the “Grant Date”), and subject to all the terms and conditions set forth herein, the Company hereby grants the Director a Restricted Stock Award consisting of [___] Shares.

     2. Vesting.

     (a) The Restricted Stock Award shall vest as follows:

[____] Shares shall vest on [____], 20[__];
[____] Shares shall vest on [____], 20[__]; and
[____] Shares shall vest on [____], 20[__].

     (b) Upon the Director’s termination of service as a member of the Board prior to [___], 20[___], for any reason, including as a result of death, retirement or disability, the Director shall forfeit any remaining interest in the Restricted Stock Award.

     (c) Notwithstanding the vesting date set forth in subsection (a) of this Section 2, in the event that the Director ceases to be a director of the Company following a Change of Control, as defined herein (other than as a result of the breach of any duty or obligation to the Company or as the result of the Director’s engaging in conduct materially detrimental to the Company), all unvested Shares shall vest immediately. “Change of Control” shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any person or entity shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of the Company or (B) a proxy contest for the election of directors of the Company results in the persons constituting the Board of Directors of the Company immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors upon the conclusion of such proxy contest.

     3. Nontransferability. During the period before the Director’s interest in the Restricted Stock Award vests in accordance with Section 2 hereof, and unless otherwise permissible under the terms of this Agreement, neither the Shares nor any interest under the Restricted Stock Award shall be assignable, transferable or otherwise disposable by the Director other than by will or the laws of descent and distribution. No right or interest of the Director in the Shares or the Restricted Stock Award shall be pledged to or encumbered in favor of any party, or shall be subject to any lien, obligation or liability of the Director to any party other than the Company. Any purported assignment or transfer of the Shares or the Restricted Stock Award that is not in accordance with the express terms of this Agreement will be null and void and of no effect whatsoever.

     4. Rights as a Stockholder.

     (a) The Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock Award, including but not limited to the right to vote the Shares subject to the Restricted Stock Award and to receive dividends declared with respect to such Shares, regardless of whether or not the Director has an unrestricted right to retain the Restricted Stock Award, provided that any dividends paid with respect to the Restricted Stock Award shall be withheld by the Company and paid to the Director, without interest, only when and to the extent the Director vests in the Restricted Stock Award.

     (b) Nothing in this Agreement shall confer upon the Director any right to continue serving on the Board.

     5. Legends. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing the Shares subject to the Restricted Stock Award. The Director shall, at the request of the Company, promptly present to the Company any and all certificates representing such Shares that are in the possession of the Director in order to effectuate the provisions of this Section 5.

     6. Transfer Restrictions. The Director agrees that while serving as a Director of the Company (or any successor), the Director will not, directly or indirectly, sell, transfer, assign, pledge, place in trust or otherwise dispose of (collectively, “Transfer”) beneficial ownership of any shares of the Company’s Class A Common Stock, including the shares, whether now owned or subsequently acquired, however acquired (“Triton Shares”), except as otherwise expressly permitted in this Section. Any such Transfer shall be subject to the terms and conditions of any other agreements applicable to any Transfer of Triton Shares as may be in effect during the term of this agreement.

          (a) The Director may Transfer Triton Shares provided the price per share is at least eight dollars (as such amount may be appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and such similar events) or such lower amount as may be established by the Committee from time to time in its sole discretion.

          (b) The Director may Transfer such Triton Shares as may be necessary to satisfy any tax obligation arising as a result of the award or vesting of any Triton Shares or upon the exercise of any option to acquire any Triton Shares.

          (c) The Director may Transfer Triton Shares provided the Director has not been a director of or employed by the Company or any of its affiliates for a period of at least 90 days.

          (d) The Director may Transfer any Triton Shares that have been acquired in an open market acquisition on or after January 1, 2001.

          (e) In the event of a Transfer of the Company’s Class A Common Stock by J.P. Morgan Partners (23 A SBIC), LLC, Equity-Linked Investors-II or Private Equity Investors III, L.P., the Director may Transfer an equivalent proportion of Triton Shares.

Nothing in this Section shall be deemed to preclude any Transfer of Triton Shares either: (i) to members of the Director’s immediate family, or to a trust for the benefit of members of the Director’s immediate family, provided that the family member or trust agrees to continue to be bound by the transfer restrictions set forth in this Section 7; or (ii) to or for the benefit of any charitable organization.

     7. Modification. No change, termination (other than as provided in subsection (e) of Section 2 of this Agreement), waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.

     8. Consent to Jurisdiction. The Director hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon him or her. The Director waives any objection to venue of any action instituted under this Agreement.

     9. Parties to Agreement. This Agreement will be binding on and will operate for the benefit of the Company, its successors and assigns, and the Director and his or her heirs, estate, personal representatives, successors and assigns, and will be binding on any person or entity to whom the Restricted Stock Award is transferred in violation of the provisions of this Agreement, and the heirs, estate, personal representatives, successors and assigns of such person or entity.

     10. Notices. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. If by mail or overnight courier, it must be sent with first-class postage prepaid and return receipt requested, in which event it will be deemed to have been given on the date following the date it was so posted. Notice to the Company is to be addressed to its then principal office. Notice to the Director or any transferee is to be addressed to his, her or its respective address as it appears on the transfer books of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary or Assistant Secretary of the Company.

     11. Further Assurances. At any time, and from time to time after executing this Agreement, the Director will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

     12. No Restriction on Corporate Action. Nothing contained in this Agreement shall be construed to prevent the Board, in accordance with Delaware law, from taking any corporate action that is deemed by the Board to be appropriate or in the Company’s best interests, whether or not such action would have an adverse effect on the Restricted Stock Award. Neither the Director nor any beneficiary thereof, nor other Person shall have any claim against the Company as a result of any such action.

     13. Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Board, in accordance with Delaware general corporate law, shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.

     14. Captions. Captions herein are for convenience of reference only and shall not be considered in construing this Agreement.

     15. Entire Agreement. This Agreement represents the parties’ entire understanding and agreement with respect to the issuance of the Restricted Stock Award, and each of the parties acknowledges that it has not made any, and makes no promises, representations or undertakings, other than those expressly set forth or referred to therein.

     16. Governing Law. This Agreement is to be governed by the laws of the State of Delaware without regard to conflicts of law principles thereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Director has hereunto set his hand, all on the day and year first above written.

TRITON PCS HOLDINGS, INC.

By:

Title:

DIRECTOR

By: